Exhibit 10.02

                               MARKETING AGREEMENT

This  Marketing  Agreement  ("Agreement")  is  entered  into  between:

                            Universe 2U Inc. ("U2U")
   with offices at 30 West Beaver Creek Rd., Suite 109, Richmond Hill, Ontario,
                                  CA., L4B 3K1

                                       And

                        EBI Communications, Inc. ("EBI")
           with offices at 1006 Grand Court, Highland Beach, FL, 33487

The parties have mutually agreed on the terms and conditions as set forth in this Agreement hereafter. In consideration of the mutual promises contained herein, the parties agree as follows:

                                   DEFINITIONS

"Products" shall mean those products as listed in Exhibit A and as described in Exhibit C attached hereto. Products may be changed, discontinued, or added by EBI, at its sole discretion, provided that EBI gives ninety (90) days prior written notice to U2U. EBI shall be under no obligation to continue the production of any product, except as provided herein. EBI's Warranty in Subsection 6 (A) will survive such changes or discontinuation of Products. The Products shall be private labeled for U2U.

Least Costs Routing Services "LCRS" is the provisioning and delivery of long distance voice services delivered over EBI's voice over IP network.

Least Cost Routing Revenue "LCRR" shall mean the gross revenue received for the monthly minute usage.

Service Charge shall mean the monthly service charge customer pay for being connected to the system.

Least Cost Routing Leasing Revenue shall mean the revenue produced from the leasing of the Product.

"Reseller" shall mean the provider of Products and the Least Costs Routing Services "LCRS" creating Least Cost Routing Revenue "LCRR" shall mean the gross revenue received for the monthly minute usage and any associated service fees.

                        APPOINTMENT AND AUTHORITY OF U2U

A. Appointment: Subject to the terms and conditions set forth herein, EBI hereby appoints U2U as EBI's Reseller for the Products and LCRR, and U2U hereby accepts such appointment. All Products shall be shipped with U2U's label. U2U shall private label and brand the Products as Universe2U - Least Cost Router, or other such name. U2U shall approve all packaging, and materials included with the Products and LCRR and it shall be branded as specified by U2U and the incremental costs will be borne by U2U.

B. Sales by U2U: U2U has the right to market and sell its private label Products and LCRR in worldwide markets directly or through other agents.

C. Non-Development: U2U covenants not to, directly or indirectly, during the term of this Agreement, develop Products and LCRR equivalent to, or which compete directly with, EBI's line of IP (Internet Protocol) Telephony Products. The parties contemplate working collaboratively on product development; with U2U provide product feature input/packaging and EBI doing the technical research and development.

D. Conflict of Interest: U2U warrants to EBI that it does not currently represent or promote any lines or products that compete with the Products and LCRR. During the term of this Agreement U2U shall not, without EBI's prior written consent, represent, promote or otherwise try to sell any lines or products that, in EBI's judgment, compete with the Products and LCRR covered by this Agreement.

E. Independent Contractors: The relationship of EBI and U2U established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to:

(i) Give either party the power to direct and control the day-to-day activities of the other,

(ii) Constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or

(iii) Allow U2U to create or assume any obligation on behalf of EBI for any purpose whatsoever.

F.     All  financial  obligations  associated  with U2U's business are the sole

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responsibility  of  U2U.  All  sales  and  other  agreements between U2U and its customers are U2U's exclusive responsibility and shall have no effect on U2U's obligations under this Agreement. EBI is responsible for providing all technical and performance specifications for the Products. Each party shall be solely responsible for all claims, warranties and representations made by itself or its employees, agents or agents relating to the Products, and shall indemnify, defend and hold the other party harmless against all suits, claims, liabilities, damages, costs and expenses arising from such claims, warranties and representations or otherwise arising out of the actions or inactions of the defaulting party under this Agreement and arising out of the actions of its employees, or agents, unless such claims, warranties and representations are and accurate reflection of information provided by the other party.

                     TERMS OF PURCHASE OF PRODUCTS BY AGENT

A. Terms and Conditions: All purchases of Products by U2U from EBI during the term of this Agreement shall be subject to the terms and conditions of this Agreement. All delivery of Products to U2U, pursuant to orders for Products, during the term of this Agreement, shall constitute final purchase and sale, subject to the rights of U2U, to return obsolete Products under Subsection 3 (I) or rejected Products under Subsections 3 (M) and (N) and Warranty in Section 6.

B. The suggested list price for each of the Products ("List Price") shall be as set forth in Exhibit A attached hereto. The List Price to U2U for spare parts for the Products shall be as set forth in Exhibit D attached hereto. U2U shall receive a 30% discount on the list price of the products ("Purchase Price"). The difference between U2U's Purchase Price and U2U's selling price to its customers shall be solely U2U's discretion. EBI shall decrease the List Prices to reflect changes in production cost and/or market conditions. Such revisions shall apply to all orders received after the effective date of revision. Price decreases shall apply to pending purchase orders accepted by EBI before the effective date of the decrease but not yet shipped

C. Taxes: U2U's Purchase Price does not include any federal, provincial, state, or local taxes that may be applicable to the Products, except for EBI's income tax. When EBI has the legal obligation to collect such taxes, the appropriate amount shall be added to U2U's invoice and paid by U2U unless U2U provides EBI with a valid tax exemption certificate authorized by the appropriate taxing authority.

D. Order and Acceptance: All orders for Products ("Purchase Orders") submitted by U2U shall be initiated with written purchase orders sent to EBI according to Exhibit B, requesting a shipping date within the term of this Agreement; provided, however, that an order may initially be placed orally or by fax if a confirmational written purchase order is received by EBI within fifteen
(15) days after said oral or fax order. No Purchase Order shall be binding upon EBI until accepted by EBI in writing, and EBI shall have no liability to U2U with respect to Purchase Orders that are not accepted. EBI shall use its reasonable best efforts to notify U2U of the acceptance or rejection of a Purchase Order and of the Assigned Shipping Date for accepted Purchase Orders within seven (7) days after receipt of the Purchase Order. No partial shipment of a Purchase Order shall constitute the acceptance of the entire Purchase Order. EBI shall use its reasonable best efforts to deliver the Products by the time specified either in its quotation or in its written acceptance of U2U Purchase Orders.

E. Terms of Purchase Orders: U2U's Purchase Orders submitted to EBI from time-to-time with respect to Products to be purchased hereunder shall be governed by the terms of this Agreement, and nothing contained in any such Purchase Order shall in any way modify such terms of purchase or add any additional terms or conditions.

F. Expected Monthly Orders: U2U requires a ramp up period of 2 months. During the first two months of this Agreement, no minimum order amount is applied to the Purchase Order to be placed by U2U on EBI. After the initial order of 40 units, U2U expects to order at least 100 units/month. Rolling Forecasts will be provided by U2U as outlined in Section 7A.

G.     Change  Orders:  Change  Orders  are  subject  to  Exhibit  B.

H. Obsolete Items: In the event that an item is discontinued by EBI, U2U shall receive ninety (90) days of written notice from EBI, which states the Products to be discontinued. No notice will be given to discontinue older versions or revisions of the same Product.

I. Initial Order: Upon execution of this Agreement, U2U shall deliver to EBI a written purchase order for the quantities of Products shown in Exhibit G attached hereto. The order shall be shipped to U2U as soon as EBI's production schedule, if required, will permit.

J. Normal Terms: Payment terms shall be net thirty (30) days for purchases in aggregate amount up to the credit limit set by EBI. All payments shall be made by telegraphic transfer against invoices of goods shipped by EBI to U2U. Any invoiced amount not paid when due shall be subject to an interest charge of 1 percent per month. Payment to EBI by U2U shall not be delayed by U2U's payment arrangements with ultimate purchaser.

EBI reserves the right to stop supply to U2U, as and when the payment of invoiced amounts owed EBI by U2U is delinquent with respect to the Net 30 days payment term.

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K.     Shipping:  All Products delivered pursuant to the terms of this Agreement shall be suitably packed for shipment in EBI's standard shipping cartons, marked for shipment at U2U's address set forth above, and delivered to U2U or its carrier agent, or other address as directed by U2U. EBI's facility, at which time risk of loss shall pass to U2U and (subject to Subsection 3 (P) below) title to such Products shall pass to U2U. Unless otherwise instructed in writing by U2U, EBI shall select the carrier.

All freight, insurance, brokerage and other shipping expenses, as well as any special packing expense, shall be paid by U2U. U2U shall also bear all applicable taxes, duties, and similar charges that may be assessed against the Products after delivery to the carrier at EBI's plant.

L. Rejection of Products: U2U shall inspect all products to determine that they meet the specifications set forth in EBI's current brochure for that Product. Any Product not properly rejected within fifteen (15) days after receipt of the Product by the U2U ("Rejection Period") shall be deemed accepted. If any unit of a Product is shipped by U2U to its customer before expiration of the Rejection Period, then that unit shall be deemed accepted upon shipment by U2U. To reject a Product, U2U shall, within the Rejection Period, notify EBI in writing or by fax of its rejection and the reasons for its rejection and request a Return Material Authorization (RMA) number. If the EBI determines that the rejection of a product appears to be proper, EBI shall use its best efforts to provide the RMA number in writing, by phone or by fax to U2U within fifteen (15) days after receipt of the request. EBI reserves the right to determine whether the Products were properly rejected after receiving physical possession of the returned Products. Within ten (10) days after receipt of the RMA number, U2U shall return to EBI the rejected Product, freight, duty and brokerage to be paid by U2U, in its original shipping carton with the RMA number displayed on the outside of the carton. Provided that EBI has complied with its obligations in this Subsection 3 (J) EBI reserves the right to refuse to accept any rejected Products that do not bear an RMA number on the outside of the carton. As promptly as possible but no later than thirty (30) days after receipt by EBI of properly rejected Products, EBI shall, at its option and expense, either repair or replace the Products. EBI shall pay the shipping charges back to U2U for properly rejected Products and provide U2U with a credit for the freight, duty, and brokerage to be paid by U2U. If, upon inspection of Products by EBI, no problem is found or if the rejection was improper, then U2U will bear all shipping, duty and brokerage costs to have the products returned to U2U.

M. Rejection of Products after Rejection Period: After the Rejection Period, U2U may return an unused Product to EBI for the reasons outlined in subsection
M. U2U shall be responsible for all shipping charges, duty, and brokerage. For used products not falling under Section 6 - Warranty, U2U may return the Products with EBI's prior written consent. For any Product for which EBI gives such consent, EBI shall charge U2U a restocking fee equal to fifteen percent (15%) of U2U's Purchase Price for that Product and credit the balance of the Purchase Price to U2U's account.

N. Reservation of Title: To insure security of payment of the Purchase Price, transfer of title for each Product shipped to U2U shall remain with EBI until full payment of the purchase price is received by EBI. For all Products to which EBI retains title, U2U shall:

(i) Carry full insurance on the Products throughout the time they are in U2U's possession,

(ii) Segregate  those  Products  from  other  products  in  U2U's inventory, and


(iii) U2U shall return Products to EBI in the event of non-payment of the purchase price therefore, and upon the demand of EBI.

O. EBI reserves the right to ship goods to and/or invoice U2U for goods, ordered by U2U and shipped by EBI to U2U, through its subsidiary company, in Europe or elsewhere provided that the cost of the goods to U2U are not greater than what it would cost U2U were the goods shipped and/or invoiced by EBI to U2U directly, considering freight and insurance charges, import duty and applicable taxes relative to the shipment.

                       TRAINING, INSTALLATION, AND SERVICE

A. Service by U2U: U2U shall have the responsibility to install the Products at its customers site, test the installed Products, service and repair the Products, and train the customers with respect to the Products sold. The service shall be performed only by special and properly trained personnel of U2U and shall be prompt and of the highest quality. U2U shall maintain a properly equipped service function, as required, and shall keep on hand, sufficient accessories and equipment, as well as a complete and adequate supply of spare parts to properly service Products (in accordance with subsection 7 (D) below).

B. Services and Repairs: EBI shall provide to U2U, a sufficient diagnostic or test procedure for first level service support. U2U shall indemnify, defend and hold harmless EBI from any claim (including legal fees and excluding claims for copyright, patent or other intellectual property right infringement subject to Section 12 of this Agreement) arising from any claim (by suit or otherwise) by a third party arising out of or related to U2U's actions with the Products. All warranty obligations, repairs and adjustments to the Products held by U2U will be made by EBI at their location. Repairs out of warranty will also be provided by factory at rates then in effect for such services. For all failures related to the unit itself, the Warranty provisions of Section 6 shall apply.

C. Training by EBI: EBI shall provide sales, service, and repair training to U2U's personnel at periodic intervals, upon request of U2U. The content of the training to be provided shall be mutually developed. Normally such training shall be given at EBI's facilities in Florida. At the request of U2U EBI will provide combined training at U2U's training facility in Canada or in other training facilities to be agreed upon by EBI. In either case U2U shall bare all of the cost for travel, food, and lodging to be incurred by EBI' training personnel in providing the training and during the training period provided that the costs are charged at reasonable rates. In addition to sales and service training, EBI shall cooperate with U2U in establishing efficient service procedures and policies. U2U has the right to use the training materials, in whole or in part, provided to train their staff, customers, and agents.

                               AFTER SALES SERVICE

A. U2U endeavors to solve technical problems following EBI's instructions. EBI shall provide to U2U a buffer stock of products for the purpose of exchanges for defective Products under EBI's terms of product warranty. U2U is responsible for determining if the defective products are eligible for warranty repair in accordance with the terms stated in Article 6 A. This arrangement is to facilitate a fast turn around for Products requiring warranty repair service.

B. U2U will inform EBI forthwith of any claim which may fall within the warranty period by completion of a Return Materials Authorization (RMA) form to be specified by EBI (including details of the problems, faults, etc.) and will forward the defective Product or parts to EBI upon authorization by EBI to the appropriate RMA. U2U shall make all shipping arrangement for shipping the defective Products to EBI's repair facility for repair work to be carried out.

C. EBI shall repair or replace the returned Product or Part at its absolute discretion and send a repaired or replaced Product or part to U2U within thirty
(30) days upon arrival of the returned Product or Part at EBI's site. EBI will pay for all shipping, duty, and brokerage charges. When returning Products to EBI, U2U shall provide, whenever possible, as part of the shipping documents, the proper documentation required to avoid duty payments on the Products when entering Canada and the repeat duty payment on the replacement Products (goods) when entering the United States of America.

D. U2U shall, at its own expense and responsibility, provide an after sales service for all the Products.

E. EBI agrees to provide technical support to U2U by fax, phone, or other means of communication. EBI shall respond to requests for technical support by the next business day and provide U2U with an activity plan, which shows how EBI will solve the problem, and in what period.

F. In order to be able to undertake the Warranty and to give U2U's customers the quality of service recommended by EBI, U2U's operational service department shall be equipped with qualified personnel and adequate repair stock and tools.

                                    WARRANTY

A. Warranty of Performance. EBI warrants that the Products shall function to meet the requirements identified in their specifications for a period of 15 months. Subject to the provisions below, EBI warrants that the Products, excluding consumable items, shall:

(i)  Be  of  new  manufacture;

(ii) Perform according to the agreed built status of the Product of Reference ("POF") as per type approved samples for various countries and as described in Exhibit C;

(iii)Have the regulatory approval/certification required unless the request is made by U2U to supply Products that have not been type approved,

(iv) Be  free  of  defects  in  materials,  and

(v) Be free of faulty workmanship according to ANSI/IPC-A-600 class 2 (for printed circuit boards), ANSI/IPC-A-610 class 2 (for electronic assemblies), and ANSI/IPC-R-700C class 2 (for rework and repair) attributable to EBI, during fifteen (15) months from the date of Acceptance.

This performance warranty by EBI shall immediately cease if U2U, agents of U2U, the end user, or any other party has modified the Product.

B. During the period the Products are under warranty, EBI will correct technical errors or failures in the Products, or replace the Products, so that the Products will perform according to Subsection 6.A. This service will be rendered without charge to U2U. This Warranty covers exclusively, at EBI's choice, at EBI's factory location replacement or repair of Products or Parts. Alternatively, EBI may authorize U2U to effect such warranty repair on terms to be agreed between the parties in writing at the appropriate time.

C. Warranty claim. EBI shall be notified in writing within the applicable period of a Product warranty claim which shall include the Product serial number, revision level (if available), Software revision being used if applicable and the nature of the defect.

D. Disclaimer of Implied Warranties. THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS FOR PRODUCTS, EXPRESS OR IMPLIED,
INCLUDING BUT NOT LIMITED TO THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ARE THE ONLY WARRANTIES MADE BY EBI WITH RESPECT TO PRODUCTS.

E. All warranties and representations to U2U by EBI are limited to those in this Agreement, unless provided in writing.

F. Oral representations. No employee, agent, or representative of EBI or of any other member of EBI group of companies shall have the authority to bind EBI to any oral representation or warranty concerning the Products. Any written representation or warranty shall be enforceable by U2U.

G. Out-of-Warranty Repair. EBI provides standard out-of-warranty repair and refurbishment services for the Products in accordance with Section 6.A for at least three (3) years after the last delivery of the Products to U2U.

H. Limitation of Liability: If any Product is not in good working order as warranted above, the only remedy shall be repair or replacement. The choice of either repair or replacement is at the discretion of EBI. In no event will EBI be liable to U2U for any damages, including lost profits, lost savings or other incidental or consequential damages arising out of the use or inability to use Products, except as expressly provided in this Agreement, even if EBI has been advised of the possibility of such damages, or any claim by any other party.

                                   LCRS MANUAL

Before the rolling out of service, U2U and EBI will have a manual to describe the terms and conditions associated the delivery of services. The manual will condition the Service Level Agreement of between EBI and U2U:

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APPLICATION  OF  SERVICE  MANUAL
--------------------------------
A.      REGULATIONS

Scope

Shortage  of  Facilities

Limitations  on  Liability

Claims

Provision  of  Equipment  and  Facilities

Allowances  for  Interruptions  in  Service

Obligations  of  the  Customer

Customer  Premises  Provisions

Liability  of  the  Customer

Customer  Equipment

Use  of  Service

Customer  Equipment  and  Channels

Interconnection  of  Facilities

Inspections

Payment  Arrangements

Payment  for  Service

Discontinuance  of  Service  for  Cause

Account  Inactivity

Disputes

Dispute  Process

Definitions

Taxes  and  Other  Assessments

Assignment  or  Transfer

Use  of  Recording  Devices


B.      EXPLANATION  OF  RATES

Timing  of  Calls

Distance-Based  Charges

Time  Periods  for  Rate  Applicability

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C.      SERVICE  OFFERINGS

Presubscribed  Long  Distance  Service

Description  of  Service

Rates

Travel  Card  Service

Description  of  Service

Rates

Prepaid  Calling  Card

Description  of  Service

Rates

Rechargeable  Calling  Card

Description  of  Service

Rates

Inbound  XX  Service  ("Toll  Free")

Description  of  Service

Rates

Directory  Assistance

Description  of  Service

Rates

Casual  Calls

Description

Rates

International  Callback  Service

Description  of  Service

Rates


D.      MISCELLANEOUS  CHARGES

Uncollectable  Check  Charge

Late  Fee

ADDITIONAL  OBLIGATION  OF  U2U

A.     Rolling  Forecasts:  Rolling  Forecasts  are  presented  in  Exhibit  B.

B. Promotion of the Products: U2U shall at its own expense, make best efforts to promote the sale of the Products.

C. Materials: U2U shall be responsible to supply their own brochures, instructional material, advertising literature, and other Product data, with all such material printed in the local language. EBI will review all materials, for no cost, to ensure accurate representation of technical data.

D. Representations: U2U shall not make any false or misleading representations to customers or others regarding EBI or the Products. U2U shall not make any representations, warranties, or guarantees with respect to the specifications, features, or capabilities of the Products that are not consistent with this Agreement and EBI's documentation accompanying the Products or Warranty and disclaimers or written materials provided by EBI. U2U shall indemnify, defend and hold harmless EBI from all costs, loss, damage or liability (including legal fees) arising from any claim (by suit or otherwise) with respect to U2U's acts or omissions under this subsection 7.C.

E. Inventory: U2U shall, at its own expense, maintain a sufficient inventory of the Products and of spare parts to fulfill its commitments under this Agreement. As part of the Rolling Forecast U2U and EBI shall relate this quantity to the buffer stock, to ensure commercially reasonable coverage for the Products at U2U expense.

F. U2U will reasonably assist EBI with Product approval/certification, at U2U's own discretion and against reasonable compensation, with Product certification in territories where U2U or its agents has substantial territory-specific knowledge.

G. U2U shall not during the term of this Agreement seek to contract with or employ EBI's contractors, agents, and existing employees without the prior approval of EBI.

                          ADDITIONAL OBLIGATIONS OF EBI

A. Materials: EBI shall promptly provide U2U with technical information concerning the Products as well as reasonable quantities of instructional material, , and other Product data, with all such material printed in the English language, within a period of ninety (90) days after the Effective Date. U2U has the right to use these materials in whole or in part.

B. Response of Inquiries: EBI shall promptly respond to all written inquiries from U2U concerning matters pertaining to this Agreement.

C. Testing and Quality Assurance: Products furnished hereunder by EBI shall be subject to EBI's quality control activities and procedures including any performance measurements, testing, quality process reviews, or inspections if any.

D. EBI shall not during the term of this Agreement seek to contract with or employ U2U's contractors, agents, and existing employees without the prior approval of U2U.

E. EBI agrees to take all actions necessary to obtain and retain CE certification and other safety approvals for the United States of America and safety approvals and certifications in other areas where the Products will be sold, provided (i) only EBI's name will be registered under such approvals and certifications. EBI shall pay all costs incurred in obtaining such registration.

F. U2U shall identify, and be responsible for securing, in its own name, any other additional approval or certificate required for the Products as imposed by the authorities. U2U shall pay any costs of obtaining such additional approvals or certificates, including any increased costs associated with manufacture of Products to conform with such approvals and certificates.

G. EBI has to deliver Products consistent with the agreed built status of the Product of Reference (the "POF") as per type approved samples for various countries described in Exhibit C. EBI may provide U2U with new releases of Products to improve or increase the quality or performance of Products if U2U agrees to the new release in writing. It is the express intention of EBI to come as close as reasonably possible to Products which are identical with the POF when providing new releases.

H. EBI is responsible from providing the service to create LCRR. It shall be EBI sole responsibility to provide all switching, billing, negotiate all third party drop contracts. Within 90 days of the execution of this, Agreement U2U and EBI shall develop a Service Level Agreement "SLA" and a Quality of Service Agreement "QoS" that U2U can represent to its potential customers.

I. U2U has right to acquire the exclusive worldwide rights to the Products at any time during the first 12 months of this Agreement for the price of $6 million dollars payable in any combination of cash and marketable securities. The value of such securities shall be based on the 5-day closing price average prior to U2U exercising this option. This option expires at the end of the 12-month period and may only be extended at the pleasure of EBI. EBI has the right to sell on an exclusive or non-exclusive basis any territory within this 12- month period or until U2U exercises its option for exclusive rights.

                              TERMS AND TERMINATION

A. Term: This Agreement shall have an initial Term of thirty-six (36) months, shall come into effect on date this Agreement is executed by both parties (the Effective Date"), and shall be automatically renewed for further periods of twelve (12) months. Ninety (90) days before the completion of the initial 36-month period and before the completion of any subsequent twelve (12) month periods, either party may terminate the Agreement by giving written notice to the other party, except if U2U gross revenue for the Product and LCRR exceeds $10,000,000 on an annualized basis, then only U2U has the right to cancel the Agreement.

B. Termination for Cause: If either party defaults in the performance of any provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party; that if the default is not cured within thirty
(30) days, the Agreement will be terminated. If the non-defaulting party gives such notice and the default is not cured during the thirty-day period, then the Agreement shall automatically terminate at the end of that period.

C. Termination for Insolvency: This Agreement shall terminate, without notice:

(i)  Upon  either party making an assignment for the benefit of creditors, or

(ii) Upon  either  party's  dissolution  or  ceasing  to  do  business,  or

(iii)Upon the institution by or against either party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of either party's debts.

If the Agreement is terminated for insolvency the surviving party will have the right of first refusal to purchase the other party's assets related to the Products, technology, patents, software, Intellectual Property, etc. associated with the delivery of the Product and the generation, customer support, billing, etc. of LCRR. The maximum value of the assets will be 50% of the annualized revenue generated by the assets. In addition, U2U may hire all of EBI staff, contactors, consultants, agents, etc. to continue the operation of the business or EBI may hire all of U2U staff, contactors, agents, etc. to continue the operation of the business.

D. Customer and Sales Reporting: U2U shall, at its own expense and discretion and consistent with the sales policies of EBI:

(i) Place the Products in U2U's catalogues as soon as possible and features the Products in any applicable trade show that it attends;

(ii) Provide adequate contact with existing and potential customers on a regular basis, consistent with good business practices;

(iii)Assist EBI in assessing customer requirements for the Products, including modifications and improvements thereto, in terms of quality, design, functional capability, and other features; and

(iv) Submit market research information, as reasonably requested by EBI, regarding competition and changes in the market.

E. Import and Export Requirements: U2U shall at its own expense, pay all import and export licenses and permits, custom charges, brokerage and duty fees, except as set forth in Section 3.

Both parties agree to fully comply with all applicable Canadian Government (including the Canadian External Affairs, Export Control Division) and the United States of America or other countries regulations and laws in effect now and hereinafter, including compliance with all export laws, restrictions, national security controls and regulations on the distribution or dissemination of products, technology, and information related to and/or exchanged under this Agreement. U2U agrees to comply in all respects with the export and re-export restrictions set forth in the export license for every Product shipped to U2U or in violation of any such restrictions, laws or regulations, or without all required licenses and proper authorizations. U2U's failure to comply strictly with this clause will constitute its material breach of this Agreement.

EBI will provide U2U with available documents and reasonable assistance with respect to export compliance, and EBI agrees to update and regularly keep U2U informed about American export laws, restrictions, national security controls and regulations on the distribution or dissemination of products, technology, and information related to and/or exchanged under this Agreement, and EBI's failure to comply with its obligations under this Section 9-E shall not put the burden of any failure of U2U to comply with this Section 9-E on EBI.

F. Limitation on U2U's Rights to the Products: U2U shall have no access to or rights in the source codes of any software or firmware included in the Products.

G. Return of Material: All trademarks, trade names, patents, copyrights, designs, drawings, formulas or other data, photographs, samples, literature, sales aids of every kind, which are the property of EBI, shall remain the property of EBI. Within thirty (30) days after the termination of this Agreement, U2U shall prepare all such items in its possession for shipment, as EBI may direct, at EBI's expense, to return to EBI. Upon termination of this Agreement, U2U shall not make use, dispose of, or retain any copies of any confidential items or information, which may have been entrusted to it. Effective upon the termination of this Agreement, U2U shall cease to use all trademarks and trade names of EBI.

All trademarks, trade names, patents, copyrights, designs, drawings, formulas or other data, photographs, samples, literature, sales aids of every kind, which are the property of U2U, shall remain the property of U2U. Within thirty (30) days after the termination of this Agreement, EBI shall prepare all such items in its possession for shipment, as U2U may direct, at U2U's expense, to return to U2U. Upon termination of this Agreement, EBI shall not make use, dispose of, or retain any copies of any confidential items or information, which may have been entrusted to it. Effective upon the termination of this Agreement, EBI shall cease to use all trademarks and trade names of U2U.

H. Limitation on Liability: In the event of termination by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other, because of such termination, for compensation, reimbursement or damages on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of EBI or U2U. Termination shall not, however, relieve either party of obligations incurred prior to the termination.

I.     Survival  of  Certain  Terms: The provisions of Sections 3 (D), 6, 7  , 9
(H),  9 (I), 10 (A), 10 (B), 10 (D), 11 (A), 12, 13 (A), 13 (D) and 13 (I) shall survive the termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon termination of this Agreement.

                       PROPERTY RIGHTS AND CONFIDENTIALITY

A. Property Rights: U2U agrees that EBI owns all rights, title, and interest in the product lines that include the Products and in all EBI's patents, trademarks, trade names, inventions, copyrights, know how and trade secrets relating to the design, manufacture, operation or service of the Products. The use by U2U of any of these property rights is authorized only for the purposes herein set forth and upon termination of this Agreement for any reason such authorization shall cease.

B. Sale Conveys no Right to Manufacture or Copy: The Products are offered for sale and are sold by EBI to U2U subject, in every case, to the condition that sale does not convey any license, expressly or by implication to manufacture, duplicate, or otherwise copy or reproduce any of the Products, unless stated otherwise in this Agreement. U2U shall take appropriate steps with its customers, as EBI may request, to inform them of and assure compliance with the restrictions contained in this subsection.

C. U2U shall have the non-exclusive right to resell the Products described in Exhibits A, C, and D.

D.     Confidentiality:

(i) All information of whatever kind or nature which the receiving party obtains from the disclosing party and which is in tangible or visible form (or communicated orally and subsequently presented in tangible or visible form within a period of not more than 30 (thirty) days and marked or identified in an adequate manner as being confidential or proprietary or under the control of the disclosing party, shall be regarded and treated as confidential and the property of the disclosing party by the receiving party and shall be called in this Agreement 'Confidential Information'. Confidential Information includes certain information and materials concerning EBI's and U2U's business, plans, customers, technology and products that are confidential and substantial value to EBI and U2U, which value would be impaired if such information were disclosed to third parties.

(ii) For a period of five (5) years from the date of this Agreement or until this Agreement is replaced by another agreement between the same parties dealing with the Confidential Information, whichever is sooner the parties each undertake:

(a)  To  keep  the  other  party's  Confidential  Information  confidential,

(b) Not to make any disclosure of the other party's Confidential Information to any third party, nor to use the other party's Confidential Information except solely for the purposes contemplated in this Agreement unless such further use of the Confidential Information is specifically authorized in writing by the party which owns or controls the Confidential Information,

(c) To protect the other party's Confidential Information whether in storage or in use, with the same degree of care as that party uses to protect its own Confidential Information against public disclosure but in no case with any less degree than reasonable care, and

(d) Not to disclose the other party's Confidential Information to any personnel or representative of the receiving party other than those for whom such knowledge is essential for the purpose contemplated in this Agreement and such disclosure to them shall be made only under conditions of strict confidentiality. To defend and indemnify the disclosing party against any claim or liability resulting from breach of this Agreement.

(iii) The obligations in this Agreement shall not apply to Confidential Information which:

(a) Is already or becomes hereinafter published otherwise than through the fault or negligence of the receiving party, or

(b) Is lawfully obtained by the receiving party from a third party with full rights of disclosure, or

(c) Is already known to the receiving party at the date of receipt of the information pursuant to this Agreement, or

(d) Is to the extent required to be disclosed by law, regulation, court order or other legal process provided the disclosing party is given prior written notice and the opportunity to intervene to protect its interest in nondisclosure; or

(e) Is made available by the disclosing party to a third party without a nondisclosure restriction; or

(f) Is independently developed by the receiving party and not derived from Confidential Information supplied by the disclosing party.

(iv) Except as expressly herein provided, this Agreement shall not be construed as granting or confirming, either expressly or impliedly, any rights, licenses or relationships by the furnishing of Confidential Information pursuant to this Agreement.

(v) All information, including drawings, specifications and other documents submitted by one party to the other shall remain the property of the party from which it originates. If either party elects not to pursue the business contemplated by this Agreement, each party shall return to the other all such information, drawings, specifications, other documents, and all copies thereof containing the Confidential Information.
(vi) The return of documentation under Subsection 10. D. e above shall not be deemed to release either party from its obligations contained in Subsection10. D. b above.
(vii) Each party shall use every reasonable endeavor to ensure that its employees, agents, contractors, subcontractors and any other persons having access to any Confidential Information shall observe the obligations contained herein as if such employees, agents, contractors, subcontractors and other persons were a party to this Agreement.
(viii) It is expressly agreed that a material breach of this Subsection 10. D by a party would cause irreparable harm to the non-breaching party and that a remedy at law would be inadequate. Therefore, in addition to any and all remedies available at law, the non-breaching party shall be entitled to seek an injunction or other equitable remedies in all legal proceedings in the event of any threatened or actual violation of any or all of the provisions thereof.

                           TRADEMARKS AND TRADE NAMES

1. U2U Use of EBI's During the term of this Agreement, U2U shall have the right to indicate to the public that it is an Reseller of EBI's Products and to advertise such Products under the trademarks, marks, and trade names that EBI may adopt from time-to-time ("EBI's Trademarks"). U2U shall not alter or remove any EBI's Trademark applied to the Products at EBI's facility. Except as set forth in this Section 11, nothing contained in the Agreement shall grant to U2U any right, title, or interest in EBI's Trademarks, and nothing contained in the Agreement shall grant EBI any right, title, or interest in Trademarks of the U2U group of companies. At no time during or after the term of this Agreement shall U2U challenge or assist others to challenge EBI's Trademarks or the registration thereof or attempt to register any trademarks, marks, or trade names confusingly similar to those of EBI. At no time during or after the terms of this Agreement shall EBI challenge or assist others to challenge Trademarks of the U2U group of companies or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of U2U group of companies. At no time during or after the terms of this Agreement shall U2U challenge or assist others to challenge the trade marks or trade names of the EBI group of companies or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of the EBI group of companies.

Trademark  and  Trade  Names:

2. Approval of Representation: All representations of EBI's trade marks or trade names that U2U intends to use shall first be submitted to EBI for approval (which shall not be unreasonably withheld) of design, color and other details or shall be exact copies of those used by EBI. If any of EBI's trade marks or trade names are to be used in conjunction with another trade mark or trade name on, or in relation to, the Products, then EBI's mark(s) shall be presented equally legibly, equally prominently and of greater size than the other, but nevertheless separated from the other so that each appears to be a mark in its own right, distinct from the other mark.

3. Approval of Representation: All representations of U2U's trade marks or trade names that EBI intends to use shall first be submitted to U2U for approval

(which shall not be unreasonably withheld) of design, color and other details or shall be exact copies of those used by U2U. If any of U2U's trade marks or trade names are to be used in conjunction with another trade mark or trade name on, or in relation to, the Products, then U2U's mark(s) shall be presented equally legibly, equally prominently and of greater size than the other, but nevertheless separated from the other so that each appears to be a mark in its own right, distinct from the other mark.

                   PATENTS, COPYRIGHT, AND TRADEMARK INDEMNITY


4. Indemnification: U2U agrees that EBI has the right to defend or at its option to settle, and EBI agrees, at its own expense, to defend or at its option to settle, any claim, suit or proceeding brought against U2U or its customers from any and all claims, suits or proceedings of liability for infringement or alleged infringement on the issue of infringement of any patent, copyright, trademark or other intellectual property right by the Products sold hereunder or the use or manufacturing thereof, subject to the limitations hereinafter set forth. EBI shall have sole control of any such action or settlement negotiations, and EBI agrees to pay, subject to the limitations hereinafter set forth, any final judgment entered against U2U or its customer on such issue in any such suit or proceeding defended by EBI. U2U agrees that EBI at its sole option shall be relieved of the foregoing obligations unless U2U or its customers:

(i)  Immediately  notify  EBI  in writing of any such suit, claim or proceeding;

(ii) Allows EBI to assume sole control of the investigation, defense and settlement of such suit, claim or proceeding;

(iii) Gives EBI information and assistance in the investigation, defense and settlement such suit, claim, or proceeding at EBI's expense; and

(iv) Does not enter into any settlement of any such suit, claim or proceeding without EBI's written consent if the Products, or any part thereof, are, or in the opinion of EBI may become, the subject of any claim, suit or proceeding for infringement of any patent, copyright, trademark or any other intellectual property right, or if it is adjudicatively determined that the Products, or any part thereof, infringe any patent, copyright, trademark or other intellectual property right.

5. Limitations: Not withstanding the provisions of subsection 12 (A) above, EBI assumes no liability for:

(i) Infringements covering completed equipment or an assembly circuit, combination, method or process in which any of the Products may be used but not covering the Products when used alone;

(ii) Trademark infringements involving any marking or branding applied at the request of U2U; or

(iii) Infringements involving the modification or servicing of the Products, or any part thereof, unless such modification or servicing was done by EBI.

6. Entire Liability: The foregoing provisions of this Section 12 state the entire liability and obligations of EBI and the exclusive remedy of U2U and its customers, with respect to any alleged infringement of patents, copyrights, trademarks or other intellectual property rights by the Products or any part thereof.
                               GENERAL PROVISIONS

A. Governing Law and Jurisdiction: This agreement shall be governed by and construed under the laws of the Palm Beach County, Florida, USA. Any controversy, dispute or claim arising out or relating to the validity, construction, performance or interpretation of this Agreement shall be finally settled by binding arbitration. Such arbitration to be conducted in English, in Florida, U.S.A., and under the Rules of Arbitration of the American Arbitration Association by a panel of three arbitrators appointed in accordance with the said rules. This clause shall not prevent the making of an application to the court for injunctive relief. The arbitrators shall have no authority to award punitive damages nor any other damages not measured by the prevailing party's actual damages and may not make any ruling, finding or award that does not conform to the terms of this Agreement. Neither party nor any arbitrator may disclose the existence or result of arbitration without the prior written consent of both parties.

B. Entire Agreement: This Agreement, including Exhibits A through F attached hereto, which are hereby incorporated by reference, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes and merges all prior representations including discussions, negotiations and agreements, whether written or oral between the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver or any rights under this Agreement, shall be effective unless in writing, and signed by the party to be charged. The English language version of this Agreement shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

C. Notices: Any notices required or permitted by this Agreement shall be in writing and shall be sent by prepaid registered or certified mail, return receipt requested, addressed to the other party at the address shown at the beginning of this Agreement or at such other address for which such party gives notice hereunder. Such notice shall be deemed to have been given three (3) days after deposit in the mail.

D. Force Majeure: Non-performance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts of others or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control of and is not caused by the negligence of the non-performing party.

E. Non-Assignability and Binding Effect: Neither of the parties shall assign or delegate it rights and/or obligations without the prior written consent of the other party, and any purported assignment without such approval shall be void and of no legal effect. However, assignment consent shall not be unreasonably withheld.

F. Additional Terms. In the event that any provision of any purchase order or receipt issued by either party is inconsistent with or additive to the provisions of this Agreement, and such additive or inconsistent provision is not agreed to by the other party in writing, then the terms and conditions of this Agreement will prevail.

G. Compliance with Laws. Both parties agree to perform its obligations under this Agreement in accordance with all applicable laws, rules and regulations now or hereafter in effect.

H. Severability. If any term or provision of this Agreement, the exhibits, or any addenda hereto shall be found to be in violation of the law or otherwise unenforceable, this Agreement shall remain in full force and effect and such term or provision shall be deemed severed and stricken from the Agreement.

I. Attorneys' Fees. The prevailing party in any dispute arising out of or relating to this Agreement shall be entitled, in addition to its other rights hereunder, to recover its reasonable attorney's fees and costs incurred as a result of the dispute.

J. No Waiver. No waiver will be implied from a party's conduct or failure to enforce its rights hereunder. No waiver will be effective unless in writing signed on behalf of the party against whom the waiver is asserted.

K. Publicity. Press releases, documentation, collateral and other like publicity regarding this Agreement which mentions this Agreement or the other party by name shall not be released without the written consent of both parties, which consent shall not be unreasonably withheld.

L. Relationship of the Parties. The parties to this Agreement are independent contractors. There is no relationship of agency, partnership, joint venture, employment, or franchise between the parties. Neither party has the ability to bind the other or to incur any obligation on its behalf. Both parties are solely responsible for all of their employees and agents and their labor costs and expenses arising in connection therewith and are responsible for and will indemnify the other party from any and all claims, liabilities, damages, debts, settlements, costs, attorneys' fees, expenses and liabilities of any type whatsoever that may arise on account of the defaulting party's activities, or those of its employees or agents.

M. Remedies. Except as otherwise expressly stated in this Agreement, the rights and remedies of a party set forth herein with respect to failure of the other to comply with the terms of this Agreement (including, without limitation, rights of termination of this Agreement) are not exclusive, the exercise thereof shall not constitute an election of remedies and the aggrieved party shall in all events be entitled to seek whatever additional remedies may be available in law or in equity.

N. Counterparts: This Agreement may be executed into two or more counterparts, each of which shall be deemed an original and all of which together shall constitute an instrument.

O.     Trade  Marks:

(i) The EBI Trade Marks and Trade Names referred to in this Agreement are owned by EBI's parent company, EBI Communications, Inc. EBI has the authorization of EBI Communications, Inc. to grant to agent the use of the said Trade Marks and Trade Names. The phrase "Trade Marks and Trade Names of EBI" or phases of similar intent shall mean Trade Marks and Trade Names of EBI or EBI Communications, Inc.

(ii) The U2U Trade Marks and Trade Names referred to in this Agreement are owned by U2U's parent company, U2U Communications, Inc. U2U has the authorization of U2U Communications, Inc. to grant to agent the use of the said Trade Marks and Trade Names. The phrase "Trade Marks and Trade Names of U2U" or phases of similar intent shall mean Trade Marks and Trade Names of U2U or Universe2U Inc.

                       [Signatures on the following page]

IN WITNESS WHEREOF, the authorized representatives of the parties hereunto affixed their signatures as of the day and year written below.

                  UNIVERSE2U INC.     EBI COMMUNICATIONS, INC.




By    __/s/  Kim  Allen                          By    /s/  Edward  Stackpole

Name:    Kim  Allen                              Name:  Edward  J.  Stackpole
Title:   Chief  Executive  Officer               Title:       President
Date:    April  12,  2002                        Date:   April  12,  2002

Conditions  Precedent  for  this  Agreement  to  become  binding on the parties:

1. EBI and U2U working together to secure financing for $750,000, at terms acceptable to both parties, to set up the necessary back office to support the generation of LCRR, marketing cost and fund the inventory.

2.     Final  Acceptance  Testing  of  the  Product  by  U2U.


                                    EXHIBIT A

                               EBI PRICE SCHEDULE

--------------------------------------------------------------------------------

                                                        LIST

NAME                     PRODUCT CODE     DESCRIPTION     PRICE (US$)

--------------------------------------------------------------------------------

 EBIONE/IP/Gateway       0011422002     1 Port Gateway
 EBITWO/IP/Gateway       0021422002     2 Port Gateway
 EBIFOUR/IP/Gateway      0041422002     4 Port Gateway
 EBISIX/IP/Gateway       0061422002     6 Port Gateway
 EBIEIGHT/IP/Gateway     0121422002     8 Port Gateway
 EBISIXTEEN/IP/Gateway   0161422002     16 Port Gateway
 EBIT-1/IP/Gateway       0241422002     24 Port Gateway
--------------------------------------------------------------------------------


U2U  shall  pay  EBI  70%  of  list  price.

                   All prices are FOB EBI facility in Florida
                   ------------------------------------------
PAYMENT  TERMS:  Net  30  days  for  purchases in amount up to the Credit Limit.



                                   EXHIIBIT B
                             FORECAST & ORDER RULES
A.     Rolling  Forecast

On  or  before  the  last business day of each month, U2U shall provide a twelve
(12) month Rolling Forecast to EBI. Such estimates shall be solely used to facilitate planning (e.g. to allow for ordering of long lead-time Products and internal capacity scheduling) by the Parties hereto and shall not in any manner affect any rights or obligations of either Party.

B.     Purchase  Orders  and  Lead  Times

On or before the last business day of each month, U2U shall submit Purchase Orders for Products, which U2U desires to purchase from EBI during the Term of this Agreement. Each such Purchase Order shall be submitted by U2U to EBI with a three (3) month Lead Time prior to the Assigned Shipping Date and shall cover deliveries of an entire calendar month.

C.     Purchase  Order  Information

U2U shall specify the Products to be delivered by EBI under the terms of this Agreement by issuing written Purchase Orders as stated in Article 1.2 of this Exhibit B above. A Purchase Order shall contain the following information:

a.     The  quantity  of  Products  to  be  shipped;

b. The type of Products to be shipped (according to Exhibit C), the required labeling, and the country where the Products will be used;

c.     The  Product's  Price  (according  to  Exhibit  A);

d.     A  Purchase  Order  No.;

e. The Firmware's revision level (the latest revision approved by U2U shall be used unless otherwise noted);

f.     Destination;

g.     Required  method  of  shipment;

h.     Reference  to  this  Agreement:  and

i.     The  Assigned  Shipping  Date.

D.     Acceptance  of  Purchase  Orders

EBI may, at its option, accept or reject any Purchase Order that is not in compliance with the stated Lead Time and terms and conditions of this Agreement. However, EBI has to accept correctly issued Purchase Orders that are in compliance with Lead Times and terms and conditions of this Agreement. EBI shall notify U2U of rejection of any such Purchase Order within three (3) working days of receipt of such Purchase Order so that both parties may resolve any discrepancies. In the event of a delay or a lack of such notification, the Purchase Order is deemed accepted. In the event of any conflict between this Agreement and the printed terms set forth on any Purchase Order or any Purchase Order acceptance or rejection, the terms of this Agreement shall supersede.

E.     Purchase  Order  Changes

U2U may change the quantity of Products to be shipped under a specific Purchase Order by sending EBI a written Change Order at the last business day of each month or before. Purchase Orders may be changed in accordance with the following rules:

1.1 U2U may issue one Purchase Order for a specific month. Each Purchase Order shall be submitted by U2U to EBI with a three (3) month Lead Time prior to the Assigned Shipping Date at the last business day of each month or before.

1.2 Three (3) or more months prior to the Assigned Shipping Date, U2U may increase the quantity of a Purchase Order to a total of 200% of the Rolling
Forecast and may decrease the quantity to zero or -100% of the Purchase Order. It is agreed and understood that Purchase Order changes at least three (3) months before the Assigned Shipping Date are not subject to any Charge.

1.3 Up to three (3) months, but no less than one (1) month, before the Assigned Shipping Date, U2U may increase or decrease the quantity of Products of an Original Purchase Order to be shipped by twenty percent (20%). EBI has to accept such 20% increase or decrease, and it is agreed and understood that a 20% increase or decrease of the quantity of Products of an Original Purchase Order is not subject to any Charge.

1.4 Furthermore, it is agreed and understood that the original quantity of Products of a Purchase Order as first issued remains the same for calculation purposes with respect to the twenty percent (20%) increase or decrease change requests by U2U, should U2U request EBI to change quantities of a specific Purchase Order more than once. U2U is not allowed to accumulate change requests.

1.5 The part of an U2U increase request exceeding the twenty percent (20%) limit of the quantity of Products of an Original Purchase Order up to one (1) month prior to the Assigned Shipping Date may be rejected by EBI. EBI may also accept such U2U increase request exceeding the twenty percent (20%) limit of the quantity of Products of an Original Purchase Order; if EBI accepts such exceeding increase, no Charge is due.

1.6 The part of an U2U decrease request exceeding the twenty percent (20%) limit of the quantity of Products of an Original Purchase Order up to one (1) month prior to the Assigned Shipping Date may not be rejected by EBI. However, in such case, the part of the quantity of Products exceeding the twenty percent (20%) limit is subject to a Cancellation Charge equal to fifteen percent (15%) of the net purchase price, based on the quantity of Products exceeding the twenty-percent (20%) limit.

1.7 Less than one (1) month prior to the Assigned Shipping Date, a Purchase Order cannot be changed without EBI's consent. Should U2U nevertheless wish to change the quantity of Products to be shipped according to a Purchase Order with a Lead Time of less than one (1) month, EBI may, in its sole discretion, accept or reject such Purchase Order Change.

If EBI accepts a decrease less than one (1) month prior to the Assigned Shipping
                 --------
Date, the changed quantity of Products shall be deemed as canceled and is subject to a Cancellation Charge equal to fifteen percent (15%) of the net purchase price of the quantity of the canceled Products.

If  EBI  accepts  an  increase  less  than  one  (1) month prior to the Assigned
                      --------
Shipping  Date,  no  Charge  is  due.

----------------------------------------------------------------------------------------------------------

Number  of  months     Quantity of shipment changed                 Addition Charges
 Advance Notice
----------------------------------------------------------------------------------------------------------

 0-1  month            None  -  EBI's  discretion                   If  accepted,  decrease
                                                                    subject to a 15% charge,
                                                                    increase no Charge
----------------------------------------------------------------------------------------------------------

1-3  months  request   +/-  20%:                                    Rejection  not  possible,  no  Charge

                       Request  to  change  quantity  to  >20%:     Rejection  of  exceeding  part
                                                                    possible,  if  accepted  no  Charge

                       Request to change quantity to <20%:          Rejection not possible, 15% Charge
                                                                    on  exceeding  part

3  months  or more     Change, at U2U's discretion, the quantity of  No Charge
                       the Purchase Order up to 200% of the Rolling
                       Forecast and down to zero or -100%

-----------------------------------------------------------------------------------------------------------

                                    EXHIBIT C

                          DETAILED PRODUCT DESCRIPTION

To  be  provided  by  EBI

                                    EXHIBIT D

                             SPARE PARTS LIST (US$)

EBI will provide U2U with Part Lists of the Products purchased by U2U on a regular basis and shall supply Spare Parts to U2U's when requested to do so by U2U's at prices equal to 1.25 times the cost price of the spare parts as paid for by EBI

                                    EXHIBIT E

                                    TERRITORY

AGENT'S  NON-EXCLUSIVE  TERRITORY  SHALL  BE:  Worldwide


                                    EXHIBIT F

                                 HOUSE ACCOUNTS

None  with  U2U  private  label

                                    EXHIBIT G

                                  INITIAL ORDER

Upon execution of this agreement, U2U shall deliver to EBI a written, non-cancelable purchase order for the following quantities of products.

--------------------------------------------------------------------------------

               NAME                  PRODUCT CODE     DESCRIPTION     QUANTITY
--------------------------------------------------------------------------------

               EBIONE/IP/Gateway     0011422002     1 Port Gateway
--------------------------------------------------------------------------------

               EBITWO/IP/Gateway     0021422002     2 Port Gateway
               EBIFOUR/IP/Gateway    0041422002     4 Port Gateway
               EBISIX/IP/Gateway     0061422002     6 Port Gateway
               EBIEIGHT/IP/Gateway   0121422002     8 Port Gateway
               EBISIXTEEN/IP/Gateway 0161422002     16 Port Gateway
               EBIT-1/IP/Gateway     0241422002     24 Port Gateway
================================================================================


                                    EXHIBIT H

                            REVENUE SHARING SCHEDULE
1. EBI will only mark up the cost of the Products by 10% to U2U. U2U may set their selling price.

2. U2U will pay an ongoing fee equal to seventy percent (70%) of the LCRR, monthly minute usage billed. If a U2U customer does not pay within 30 days, U2U shall pay EBI a minimum of 40% of the bill, full payment is due when/if U2U collects the full amount.

3. U2U shall be entitled to keep 75% of the monthly maintenance (on the product) service charge it may impose on its customers. EBI will be entitled to 25% of the charge.

4. U2U shall be entitled to keep 50% of all monthly service charges on the LCRR network and EBI will receive the other 50%.

5. U2U shall be entitled to 100% of the leasing revenue from the Products after paying EBI for the said products.